Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Joseph A. Kirk, Jeffrey D. Grube, Frank W. Jones and James V. Milano (each an “Agent,” and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and to file the same, with all exhibits thereto, and all amendments or other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ James C. Miller James C. Miller	Chairman of the Board and Director	February 27, 2012

/s/ Todd D. Brice Todd D. Brice	Chief Executive Officer and Director	February 27, 2012

/s/ John N. Brenzia John N. Brenzia	Director	February 27, 2012

John J. Delaney	Director	February 27, 2012

/s/ Michael J. Donnelly Michael J. Donnelly	Director	February 27, 2012

/s/ William J. Gatti William J. Gatti	Director	February 27, 2012

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	February 27, 2012

Frank W. Jones	Director	February 27, 2012

Joseph A. Kirk	Director	February 27, 2012

/s/ David L. Krieger David L. Krieger	Director	February 27, 2012

Signature	Title	Date

/s/ James V. Milano James V. Milano	Director	February 27, 2012

/s/ Alan Papernick Alan Papernick	Director	February 27, 2012

Robert Rebich, Jr.	Director	February 27, 2012

/s/ Charles A. Spadafora Charles A. Spadafora	Director	February 27, 2012

Christine J. Toretti	Director	February 27, 2012

/s/ Charles G. Urtin Charles G. Urtin	Director	February 27, 2012